Exhibit 10.1

SETTLEMENT AGREEMENT AND

RELEASE OF ALL CLAIMS

This Settlement Agreement and Release of All Claims (the “Agreement”) is entered into between Kimm Bush (“Bush”), on the one hand, and Intellinetics, Inc. (referred to throughout as “Intellinetics”), on the other hand.

RECITALS

1.          Bush originally provided services for Intellinetics as an Independent Contractor until June 17, 2013 when she was hired as a full-time employee. Bush was employed by Intellinetics until August 24, 2013.

2.          Bush has asserted various claims arising out of her employment.

3.          On the terms set forth in this Agreement, the parties desire to fully and finally settle and resolve all claims that Bush may have, or may claim to have, against Intellinetics and any related entities.

The parties agree as follows:

§1.          Parties. This Agreement shall inure to the benefit of and bind Bush, her heirs, executors, and administrators (collectively referred to herein as “Bush”). The Agreement shall inure to the benefit of the entities and individuals listed as “Releasees” in Section 4, below.

§2.          Non-Admission. The terms set out in this Agreement are a compromise settlement of disputed claims, the validity of which is strenuously denied by the Releasees. Neither the terms nor the fact of this Agreement shall be deemed or construed as an admission by any Releasee of any wrongful acts whatsoever, it being expressly understood that all such claims are in all respects denied. While the parties have agreed to resolve the pending dispute, all parties stand firm on their own respective principles.

§3.          Consideration to Bush. In return for the promises and agreements set forth herein, Intellinetics agrees to the following:

a.    Intellinetics shall pay Bush the lump sum total of Seventy-Five Thousand Dollars ($75,000.00). Intellinetics will provide Bush with an IRS Form 1099 for the payment. The payment check shall be made payable jointly to “Kimm Bush and Cooper and Elliott, her counsel.”

No representation is made by Intellinetics as to the tax treatment of the payment specified above. Bush agrees to assume full responsibility for the payment of all taxes due with respect to the payment, and agrees to indemnify and hold Intellinetics harmless against all liability or expenses with respect to any clamed taxes, FICA/FUTA, interest, penalties, attorney fees, or withholding with regard to the payment.

The consideration due to Bush shall be provided within 7 days after this Agreement becomes effective, which occurs after Bush’s execution of this Agreement and the expiration of the rescission period set forth in Section 8, below. Bush agrees that (a) in no event shall any payment to her, or any part thereof, be considered earnings or compensation for any employment-related purposes, including but not limited to benefits, benefit plans, and retirement plans, (b) all bonuses, PTO, other payments or other compensation owed, of any nature, are included within the payment set forth above, and (c) no consideration will be provided until after the expiration of the seven-day revocation period set forth in Section 8, below.

§4.          Release of All Claims by Bush.

a.    General Release. In exchange for the promises and agreements set forth herein, Bush completely releases all claims she may have at this time against Intellinetics, its owners, parent corporations, subsidiaries, affiliates, predecessors, successors, assigns, divisions, trustees, members, shareholders, participants, beneficiaries, boards, affiliates, insurers, administrators, health, welfare and benefit plans, and their successors and assigns, and their respective officers, directors, employees, agents, attorneys, representatives, trustees, or agents, in both their official and personal capacities (collectively referred to hereafter as “Releasees.”) This Release is intended to be a broad release and shall apply to any relief or benefit, no matter how denominated, including, but not limited to, claims for physical or mental injury, pain and suffering, prejudgment interest, insurance coverage, attorney fees or costs, future employment, wages, backpay, front pay, compensatory damages, or punitive damages, and all other claims, of whatever nature or kind, at law or in equity and whether known or unknown, direct or indirect, which Bush or any of her heirs, representatives, or assigns has, claims to have, or has ever had from the beginning of the world until the date Bush signs this agreement.

b.    Extent of Release. Some of the types of claims that Bush is releasing, although there may be others not listed here, are all claims existing (or which may exist) on or before the date of this Agreement and which are related to (1) any internal policies or procedures and/or benefit plans of the Releasees; (2) any alleged tortious act, including without limitation any intentional tort, invasion of privacy, or disclosure of personal information (3) any alleged breach of contract, (4) any alleged promissory estoppel, (5) any alleged fraud, misrepresentation or omission, (6) any alleged wrongful discharge, including without limitation, any alleged wrongful discharge in violation of public policy, (7) any alleged breach of fiduciary duty, (8) any alleged retaliation, (9) any alleged entitlement to any insurance coverage or proceeds, including health insurance, (10) any alleged entitlement to any pension, profit-sharing, or retirement benefits that are not already vested, (11) any claim to interest of any nature, including but not limited to any such claim under the common law or under Revised Code Section 1343.03(a), (12) any rights to any recovery or receipt of compensation or damages awarded as a result of any lawsuit or claims brought or asserted against a Releasee by any third party or any governmental agency, (13) any alleged violation of any statutory or regulatory obligations, including any of the following laws: (a) the Equal Pay Act, 29 U.S.C. §201, et seq.; (b) the National Labor Relations Act and the Labor Management Relations Act, 29 U.S.C. §141 et seq.; (c) the Age Discrimination in Employment Act, as amended by the Older Workers’ Benefit Protection Act, and Ohio Revised Code Chapter 4112; (d) Title VII of the Civil Rights Act of 1964 including the Pregnancy Disability Act (42 U.S.C. §2000e, et seq.); (e) ERISA (the Employee Retirement Income Security Act of 1974, 29 U.S.C. §1001, et seq.); (f) the federal WARN Act; (g) the Family and Medical Leave Act (FMLA); (h) The Americans with Disabilities Act (42 U.S.C. §12101, et seq.); (i) HIPAA, (j) the United States Constitution; (k) the Civil Rights Act of 1991; (l) the Civil Rights Acts of 1866 or 1871 (42 U.S.C. §§1981, 1983, 1985, et seq.); (m) Columbus Municipal Code, including §2331.03; (n) retaliation under any federal, state, or local law; (o) any claims for costs or attorney fees; (p) the Ohio laws and common law, including workers’ compensation and discrimination, and any other provision of the Ohio statutes (including but not limited to wage payment, public policy, and employment discrimination), and (q) any other Federal, State, City, County or other local law, ordinance, regulation, or common law.

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c.    Exceptions to Release. No part of the foregoing Release of Claims shall be interpreted to mean (a) that Bush is prohibited from filing a charge of discrimination (although she has released the right to any monetary recovery), or from providing information or participating as a witness in an investigation undertaken by or a proceeding before the EEOC or a state FEP agency, or (b) that Bush is required to pay Intellinetics’s attorney fees if she files a charge of discrimination or participates in an investigation or proceeding with the EEOC or a state FEP agency. The only other claims that this release does not include are claims related to:

1.    Claims for the payment to which Bush is entitled under this Agreement; and

2.    Any claims that the law states may not be waived.

d.    Assignment and Consequences of a Breach. If Bush breaches her promise in Section 4 of this Release and files a claim or lawsuit based on what she released in this Release, Bush agrees to pay for all liabilities and costs incurred by Releasees, including reasonable attorneys’ fees, in defending against such lawsuit.

Bush represents and warrants that she has not assigned or otherwise transferred (by way of subrogation, operation of law, or otherwise), any right to any other person to assert any claims of any kind or character against any of the Releasees. Bush agrees to indemnify and hold the Releasees harmless from and against any claims asserted by any other party against any of them, arising out of or in any way relating to any claims she may have had against the Releasees.

e.    As consideration for the foregoing release, Intellinetics similarly releases Bush from any and all claims it may have against Bush arising out of or relating in any way to her employment with Intellinetics.

§5.          Covenant Not To Sue – Bush agrees and represents that she will not commence, maintain or file any claim of any nature against any of the Releasees including, but not limited to, a lawsuit in any federal, state or local court, with respect to any matter arising out of or in any way related, directly or indirectly, to her employment, her compensation, and/or her separation, or with respect to any other transaction, event or occurrence pre-dating the date of this Agreement, whether now known or unknown to her (with the exception of any claim that applicable law precludes her from waiving, such as her right to file an EEOC or FEP agency charge, and any claim that Intellinetics breached its commitments under this Agreement). If Bush breaches this covenant not to sue, Bush agrees that she will tender back and return all of the consideration provided hereunder prior to filing suit.

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§6.          Confidentiality of this Agreement. Bush agrees that she will keep the fact of this Agreement, the amount of the consideration promised and/or transferred, and all of the terms and conditions of this Agreement strictly confidential. Bush will not disclose the fact of this Agreement or its terms or conditions to any third party, other than to her legal counsel, financial advisor, and/or immediate family, except upon written agreement by Intellinetics or as may be permitted or required by law or a court order. If asked, Bush will say “The matter has been amicably resolved; I can’t talk about it further,” or words to that effect.

Bush’s agreement to the foregoing confidentiality terms is of the essence to this Agreement. Bush agrees that any violation of this confidentiality provision will cause damage to the Releasees in an amount that is difficult to quantify and therefore agrees that an assessment of liquidated damages is appropriate for its breach. Bush agrees that, in addition to all other legal and equitable damages relating to a breach, liquidated damages in the amount of $5,000.00 per violation is reasonable and therefore Bush agrees to pay liquidated damages of $5,000.00 per violation of this confidentiality provision.

§7.          Additional Terms.

a.     Difference of Facts. It is understood by the parties that the facts upon which this Agreement is made may hereafter prove to be other than or different from the facts now known by them or believed by them to be true. Each of the parties hereto expressly accepts and assumes the risks of the facts proving to be so different, and each of the parties hereto agrees that all of the terms of this Agreement shall be in all respects effective and not subject to termination or rescission because of any such difference of facts.

b.     Representations. Bush agrees, affirms, and represents that (1) she has not filed, caused to be filed, and presently is not a party to any claims against Intellinetics, (2) she has been paid and/or received all compensation, wages, bonuses, and benefits to which she was entitled during her employment, (3) she has not been injured or suffered any occupational disease or injury during or in the scope of her employment at Intellinetics, (4) she has been granted any leaves of absence to which she was entitled, under the federal FMLA and disability laws, and in compliance with Intellinetics policies, and she has been paid all amounts due to her (including bonus, merit increase, or otherwise) in connection with any FMLA protected absences, (5) she has not made any disparaging comments about Intellinetics or its parent company, their respective officers, directors and/or any of their current or former employees, and (6) she has not unlawfully disclosed information or documents that contain Intellinetics’s or its parent company’s confidential or trade secret information.

c.     Non-Disparagement. Bush agrees that she will not disparage or comment negatively about Intellinetics or its parent company, or their respective officers, directors and/or any of their current or former employees.

d.    Entire Agreement and Severability. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no promises, representations, warranties, covenants, conditions, or under-takings, other than those expressly set forth or referred to herein. No inducements to enter into this Agreement were made other than those explicitly spelled out in the terms herein. This Agreement supersedes all prior agreements and understandings between the parties pertaining to any settlement of the lawsuit and/or any claims against any of the parties.

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It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the law. Accordingly, if any particular provision hereof shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated.

e.     Future Employment. Bush waives any and all rights to reinstatement or employment with Intellinetics and she further agrees not to apply for employment or reemployment with Intellinetics.

f.     Governing Law and General Terms. Bush acknowledges that she has been represented by counsel and advised by counsel concerning the content of this Agreement and its execution. Bush represents that she is competent to understand and execute this Agreement.

This agreement shall be interpreted and subject to enforcement in accordance with the laws of the State of Ohio.

Each party represents and affirms that no promise or agreement, or representation of any kind, has been made to them to induce this settlement other than as expressly stated in this written Agreement. Each party agrees and acknowledges that this Agreement shall not be interpreted to render either party a prevailing party for any purpose, and that they fully understand the meaning and intent of this Agreement, including but not limited to its final and binding effect. Each party further acknowledges that they have been advised and represented by counsel concerning and before executing this Agreement, that they have carefully read and fully understand all of the provisions of this Agreement, and that the execution of the Agreement is their voluntary and knowing act. This Agreement should be construed according to its fair meaning, and not strictly for or against any of the parties.

g.     Work Product/COBRA. Intellinetics agrees to provide Bush with her portfolio of work prepared during her time with Intellinetics, but reserves the right to redact and/or retain any information and/or documents containing Intellinetics’s confidential or trade secret information. Intellinetics also agrees to provide Bush with her COBRA notice in a timely fashion under Federal law.

§8.          Review, Consideration and Revocation. Bush may revoke this Agreement within seven (7) calendar days after signing it. To be effective, such revocation must be in writing and delivered to Katherine Ferguson, Kegler, Brown, Hill & Ritter, Capitol Square, Suite 1800, 65 East State Street, Columbus, Ohio 43215. If sent by mail, the revocation must be (a) post-marked within the 7-day period, (b) properly addressed, and (c) sent by certified mail, return receipt.

Bush also understands that she has been given a period of twenty (21) days to review and consider this Agreement before signing it. Bush further understands that she may use as much or as little of this 21 day period as she wishes prior to signing, but that no payment will be made pursuant to this Agreement until she has executed the Agreement and seven days have elapsed thereafter without rescission.

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NOTICE TO MS. BUSH — PLEASE READ CAREFULLY BEFORE SIGNING

Bush acknowledges that:

• She is competent to sign this Agreement, she has read this General Release, and she understands fully its final and binding effect;

• The only promises made to her to sign this General Release are those stated herein;

• She is signing this General Release voluntarily; and

• She has no other claim or expectation of any additional pay or benefits incident to her employment.

THIS SETTLEMENT AGREEMENT AND RELEASE OF ALL CLAIMS IS A LEGALLY BINDING DOCUMENT WITH IMPORTANT LEGAL CONSEQUENCES, INCLUDING A RELEASE OF ALL CLAIMS, KNOWN AND UNKNOWN. YOU ARE ENTITLED TO A PERIOD OF AT LEAST TWENTY ONE (21) CALENDAR DAYS IN WHICH TO REVIEW AND CONSIDER THIS DOCUMENT BEFORE SIGNING IT. YOU ALSO HAVE THE RIGHT TO REVOKE THIS AGREEMENT WITHIN SEVEN (7) CALENDAR DAYS AFTER SIGNING IT, BY DELIVERING WRITTEN NOTICE OF REVOCATION TO KATHERINE FERGUSON, KEGLER, BROWN, HILL & RITTER, CAPITOL SQUARE, SUITE 1800, 65 EAST STATE STREET, COLUMBUS, OHIO 43215. IT IS RECOMMENDED THAT YOU CONSULT YOUR OWN ATTORNEY BEFORE SIGNING THIS DOCUMENT. BY SIGNING BELOW, YOU ACKNOWLEDGE THAT YOU HAVE READ, FULLY UNDERSTAND AND VOLUNTARILY AGREE TO ALL OF THE PROVISIONS CONTAINED IN THIS SEPARATION AGREEMENT AND RELEASE.

YOU UNDERSTAND THAT, BY SIGNING THIS RELEASE AND ACCEPTING THE CONSIDERATION DESCRIBED IN THIS AGREEMENT, YOU ARE FOREVER GIVING UP THE RIGHT TO SUE INTELLINETICS AND ANY OTHER PERSON OR BODY ASSOCIATED OR AFFILIATED WITH THEM, FOR ANY CLAIMS, OF ANY TYPE, THAT YOU MIGHT HAVE AGAINST ANY OF THEM BASED ON ANY EVENTS THAT HAVE OCCURRED UP TO AND INCLUDING THE MOMENT YOU SIGN THIS AGREEMENT.

INTELLINETICS		KIMM BUSH

By:	/s/ Matthew L. Chretien	/s/ Kimm Bush

Its:	Interim President & CEO	Date signed:	10/2/2013

Date signed:	10/2/2013

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